Exhibit 99.2

THE HONEST COMPANY ANNOUNCES APPOINTMENT OF CURTISS BRUCE AS CHIEF FINANCIAL OFFICER

Los Angeles, May 7, 2025 – The Honest Company (NASDAQ: HNST), a personal care company dedicated to creating cleanly-formulated and sustainably-designed products, today announced the appointment of Curtiss Bruce, seasoned finance executive, as the Company’s new Chief Financial Officer, effective June 2, 2025.

Curtiss brings over 30 years of experience, including 10 years in executive-level finance roles, in the consumer products sector. He currently serves as Senior Vice President, Corporate Financial Planning and Analysis and Investor Relations at Hain Celestial Group. In this role, he has been instrumental in building and strengthening the Company’s global financial capabilities, improving processes and operations, while leading the implementation of the company’s first automated price-volume-mix analysis and global financial planning system. He also led investor relations and successfully strengthened communication with the investment community and helped shape a more agile, capable finance team. Prior to this role, he has worked at well-known consumer products companies, including Keurig Dr. Pepper, Kellogg and Kraft Heinz, where he led and supported a blend of emerging businesses and some of the food industries most iconic billion-dollar brands. At Keurig Dr. Pepper, Curtiss led the finance team with P&L responsibility for Beverage Concentrate and Warehouse Direct businesses managing a top-line revenue exceeding $2 billion.

"Curtiss is a trusted and accomplished finance leader with deep experience across some of the world’s most respected consumer brands. He’s recognized not just for driving sustainable revenue and profit growth, but for the way he does it—by leading from the front and building strong teams. His ability to instill both financial and operational discipline, while empowering those around him truly sets him apart," said Carla Vernón, CEO of The Honest Company. “As we navigate a dynamic macro environment, Curtiss will be an invaluable partner in executing our Transformation Pillars, driving profitability, and operating with greater efficiency—all while staying laser-focused on delivering value to our shareholders. His passion for the work and his team, combined with the track record of driving growth, gives us full confidence that he is the right leader to help guide Honest into our next chapter of growth.”

Reporting directly to Vernón, Curtiss will work alongside Honest’s executive leadership team and lead the Finance, Accounting and Investor Relations organizations. As CFO, he will also work hand-in-hand with leadership to continue strategically executing the Company’s Transformation Pillars of Brand Maximization, Margin Enhancement and Operating Discipline.

“The Honest Company has experienced an impressive turnaround and I’m looking forward to joining Carla in continuing to execute the Company's Transformation Pillars. Throughout my career, I’ve focused on building strong teams, maximizing operational efficiencies, and driving commercial success — all of which align closely with Honest’s next chapter. With the brand’s commitment to creating cleanly-formulated and sustainably-designed baby and personal care products, Honest is more relevant and important than ever.” said Curtiss Bruce, incoming Chief Financial Officer. “I’m energized by the opportunity to help deliver the Company’s strategy of topline growth, margin expansion and improved executional excellence. I look forward to working alongside Carla, whose leadership is truly inspiring, and the Honest team to take the brand to new heights.”

Honest thanks Dave Loretta for his leadership and the lasting impact he has made on Honest’s financial strength and strategic foundation. Curtiss’s start date on June 2, 2025 will include ample transition time with Dave to allow for a smooth handoff and the Company is confident that the momentum of the Transformation Pillars will continue under Curtiss.

In connection with this announcement and our first quarter 2025 financial results being released today, Honest reaffirms its 2025 financial outlook and remains confident in our long-term plan with Curtiss leading our Finance team.

The Company will host an investor conference call and webcast to review first quarter 2025 financial results today, May 7, 2025, at 1:45pm PT/4:45pm ET. The live webcast can be accessed at https://investors.honest.com. For those interested in participating in the conference call by phone, please go to this link: https://register-conf.media-server.com/register/BI2f586548a5c5439f921a67b858396a1e and you will be provided with dial-in details directly to your registered email.

Forward-Looking Statements

This press release contains forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations or financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions. These forward-looking statements include, but are not limited to, statements concerning Honest executing our Transformation Pillars, driving profitability, operating with greater efficiency, delivering shareholder value, increasing revenue growth and margin expansion, continuing business momentum, and achievement of our 2025 financial outlook.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release and the earnings call referenced in this press release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

About The Honest Company
The Honest Company (NASDAQ: HNST) is a personal care company dedicated to creating cleanly-formulated and sustainably-designed products spanning categories across diapers, wipes, baby personal care, beauty, apparel, household care and wellness. Launched in 2012, the Company is on a mission to challenge ingredients, ideal, and industries through the power of the Honest brand, the Honest team, and the Honest Standard. For more information about the Honest Standard and the Company, please visit www.honest.com.

Media Contact:
Brenna Israel Mast
bisrael@thehonestcompany.com

Investor Inquiries:
Elizabeth Bouquard
ebouquard@thehonestcompany.com